                                                                   EXHIBIT(a)(9)

                    ING STRATEGIC ALLOCATION PORTFOLIOS, INC.

                             ARTICLES OF AMENDMENT

ING STRATEGIC ALLOCATION PORTFOLIOS, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 and having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: The Corporation hereby amends its Articles of Amendment and Restatement as currently in effect (the "Charter"), in accordance with Section Seventh and Section Ninth (g), to re-designate "Class R" shares of stock of the Corporation to "Class I" shares of stock of the Corporation.

      SECOND: The amendments to the Charter of the Corporation set forth in Article FIRST shall apply to all issued and outstanding shares, and all authorized but unissued shares of each portfolio of stock of the Corporation.

      THIRD: Immediately prior to the effectiveness of the Charter amendments set forth in Article FIRST, the shares of stock of the portfolios of the Corporation were designated as follows:

                                             Name of Class of             Number of Shares
       Name of Series                             Series                       Allocated
---------------------------                  ----------------             ----------------
                                                  Class R                    100,000,000
ING VP Strategic Allocation
Balanced Portfolio
                                                  Class S                    100,000,000

                                                  Class R                    100,000,000
ING VP Strategic Allocation
Growth Portfolio
                                                  Class S                    100,000,000

                                                  Class R                    100,000,000

ING VP Strategic Allocation
Income Portfolio
                                                  Class S                    100,000,000

      FOURTH: Immediately following the effectiveness of the Charter amendments set forth in Article FIRST, the shares of stock of the Corporation are designated as follows:

                                             Name of Class of             Number of Shares
          Name of Series                          Series                     Allocated
----------------------------------           ----------------             ----------------
                                                  Class I                    100,000,000
ING VP Strategic Allocation
Balanced Portfolio
                                                  Class S                    100,000,000

                                                  Class I                    100,000,000
ING VP Strategic Allocation Growth
Portfolio
                                                  Class S                    100,000,000

                                                  Class I                    100,000,000
ING VP Strategic Allocation Income
Portfolio
                                                  Class S                    100,000,000

      FIFTH: The amendments to the Charter of the Corporation herein set forth were duly approved by a majority of the entire Board of Directors and is limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

      IN WITNESS WHEREOF, ING Strategic Allocation Portfolios, Inc. has caused these Articles of Amendment to be signed in its name on its behalf by its authorized officers who acknowledged that these Articles of Amendment are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles of Amendment are true in all material respects and that this statement is made under the penalties of perjury.

WITNESS:                               ING Strategic Allocation Portfolios, Inc.

/s/ Theresa K. Kelety                  /s/ Michael J. Roland
------------------------------         -------------------------
Name:  Theresa K. Kelety, Esq.         Name:  Michael J. Roland
Title: Secretary                       Title: Executive Vice President and
                                              Principal Financial Officer
Dated.4-30-04